CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Saratoga Advantage Trust and to the use of our report dated October 7, 2003 on the financial statements and financial highlights of Large Capitalization Value Portfolio, Large Capitalization Growth Portfolio, Mid Capitalization Portfolio, Small Capitalization Portfolio, International Equity Portfolio, Health & Biotechnology Portfolio, Technology & Communications Portfolio, Energy & Basic Materials Portfolio, Financial Services Portfolio, Investment Quality Bond Portfolio, Municipal Bond Portfolio, and U.S. Government Money Market Portfolio, each a series of shares of The Saratoga Advantage Trust.   Such financial statements and financial highlights appear in the August 31, 2003 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

January 30, 2003